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                                                                       Exhibit 1

                                   AGREEMENT
                          JOINT FILING OF SCHEDULE 13D


            The undersigned hereby agree to file jointly the Statement on
Schedule 13D (the "Statement") relating to the Common Stock, $0.10 stated value per share, of Russ Berrie and Company, Inc., and any further amendments thereto which may be deemed necessary pursuant to Regulation 13D promulgated under
Section 13 of the Securities Exchange Act of 1934, as amended.

            It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Statement, filed on behalf of each of the parties hereto.

            This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

            IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the 2nd day of January, 2003.


                                            /S/ ANGELICA URRA BERRIE
                                            ------------------------------------
                                            Angelica Urra Berrie


                                            /S/ JOSH WESTON
                                            ------------------------------------
                                            Josh Weston


                                            /S/ RAPHAEL BENAROYA
                                            ------------------------------------
                                            Raphael Benaroya


                                            /S/ ILAN KAUFTHAL
                                            ------------------------------------
                                            Ilan Kaufthal


                                            /S/ NORMAN SEIDEN
                                            ------------------------------------
                                            Norman Seiden